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                                                                            99.1


                   NOTICE TO EXECUTIVE OFFICERS AND DIRECTORS
                        OF PROHIBITION OF INSIDER TRADING
       DURING FIRSTCITY FINANCIAL CORPORATION EMPLOYEES PROFIT SHARING AND
                        RETIREMENT PLAN BLACKOUT PERIOD


         The purpose of this notice is to inform you that you are prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring any common stock, $0.01 par value (the "Common Stock"), of FirstCity Financial Corporation ("FirstCity") (other than an exempt security) during the blackout period described below, if you acquire or previously acquired such Common Stock in connection with your service as a director of or employment as an executive officer of FirstCity.


         Any sale or other transfer of Common Stock of FirstCity during the blackout period described below will be treated as Common Stock acquired in connection with service as a director of FirstCity or employment as an executive officer of FirstCity to the extent that you have a pecuniary interest in such Common Stock, unless you establish by specific identification of securities that the transaction did not involve Common Stock acquired in connection with service as a director of FirstCity or employment as an executive officer of FirstCity. To establish that the Common Stock was not so acquired, you must identify the source of the Common Stock and demonstrate that you have utilized the same specific identification for any purpose related to the transaction (such as tax reporting and any applicable disclosure and reporting requirements).


         Securities acquired in any of the following transactions are exempt:


         1. Any purchase or sale of equity securities of FirstCity pursuant to a contract, instruction or written plan entered into by you that satisfies the affirmative defense conditions of Section 240.10b5-1(c) of the Code of Federal Regulations; provided that you did not enter into or modify the contract, instruction or written plan during the blackout period described below, or while aware of the actual or proximate beginning or ending dates of that blackout period;


         2. Any purchase or sale of equity securities of FirstCity pursuant to the FirstCity Financial Corporation Employees Profit Sharing and Retirement Plan, other than a Discretionary Transaction as defined in Rule 16b-3(b)(1) of the Securities Exchange Act of 1934;


         3. Any grant or award of an option, stock appreciation right or other equity compensation pursuant to a plan that, by its terms, permits you to receive grants or awards; and either states the amount and price of securities to be awarded to designated directors and executive officers or categories of directors and executive officers (though not necessarily to others who may participate in the plan) and specifies the timing of awards to directors and executive officers; or sets forth a formula that determines the amount, price and timing, using objective criteria (such as earnings of FirstCity, value of the securities, years of service, job classification, and compensation levels);

         4. Any exercise, conversion or termination of a derivative security that you did not write or acquire during the blackout period described below, or while aware of the actual or approximate beginning or ending dates of the blackout period described below; and either the derivative security is exercised, converted or terminated by a counterparty and you do not exercise any influence on the counterparty with respect to whether or when to exercise, convert or terminate the derivative security;

         5. Any acquisition or disposition of equity securities involving a bona fide gift or a transfer by will or the laws of descent and distribution;


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      6. Any acquisition or disposition of equity securities pursuant to a domestic relations order as defined in the Internal Revenue Code of 1986, as amended and the Employee Retirement Income Security Act of 1974, as amended;

      7. Any sale or other disposition of equity securities compelled by the laws or other requirements of an applicable jurisdiction;

      8. Any acquisition or disposition of equity securities in connection with a merger, acquisition, divestiture or similar transaction occurring by operation of law; and

      9. The increase or decrease in the number of equity securities held as a result of a stock split or stock dividend applying equally to all securities of that class, including a stock dividend in which equity securities of a different issuer are distributed; and the acquisition of rights, such as shareholder or pre-emptive rights, pursuant to a grant to all holders of the same class of equity securities.

THE BLACKOUT

      There will be a blackout period during which you will be unable to effect transactions in FirstCity's Common Stock (except exempt transactions). This blackout period is required under the Federal Securities Laws because employees who are participants under the FirstCity Financial Corporation Employees Profit Sharing and Retirement Plan (the "Plan") will be temporarily unable to effect transactions under the Plan. The blackout period under the Plan is necessary so that the provider and record keeper may be properly changed over from Merrill Lynch Trust Company to Wells Fargo Retirement Plan Services. The blackout period under the Plan is expected to begin February 20, 2004 and end March 20, 2004.

      If you have any questions about the blackout period under the Plan, please contact Richard J. Vander Woude, General Counsel, FirstCity Financial Corporation, 6400 Imperial Drive (Delivery Only), P.O. Box 8216, Waco, Texas 76714-8216, phone: direct 254-761-2920 or Joe Greak, Senior Vice President, FirstCity Financial Corporation, 6400 Imperial Drive (Delivery Only), P.O. Box 8216, Waco, Texas 76714-8216, phone: direct 254-761-2890.


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